UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2007

THE MIDDLEBY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9973	36-3352497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification No.)

1400 Toastmaster Drive, Elgin, Illinois		60120
(Address of Principal Executive Offices)		(Zip Code)

(847) 741-3300
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

On November 19, 2007, The Middleby Corporation, a Delaware corporation (“Middleby”), announced that Middleby Marshall Inc., a Delaware corporation and wholly-owned subsidiary of Middleby (“Parent”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 18, 2007, by and among Parent, New Cardinal Acquisition Sub Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), New Star International Holdings, Inc., a Delaware corporation (“New Star”) and Weston Presidio Capital IV, L.P., solely for the purpose of accepting appointment as the Equityholders’ Representative (as defined in the Merger Agreement), pursuant to which Parent will acquire all outstanding shares of New Star’s capital stock and outstanding options for an aggregate cash purchase price of $188 million, subject to certain adjustments at Closing.  The Merger Agreement provides that Merger Sub will merge (the “Merger”) with and into New Star with New Star surviving the Merger as a wholly-owned subsidiary of Parent.

The Merger Agreement contains customary representations and warranties, covenants and closing conditions, including the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Act of 1976.  New Star has advised Middleby that it has obtained the requisite stockholder approval for the Merger Agreement and the Merger.

The foregoing description of the Merger and the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto.

The Merger Agreement, which is being filed to provide investors with information regarding its terms, contains various representations and warranties of Parent, Merger Sub, New Star and the Equityholders (as defined in the Merger Agreement).  The assertions embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of the Merger Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what a stockholder might view as material, or may have been made for purposes of allocating contractual risk among the parties rather than establishing matters as facts.  Accordingly, investors should not view the representations and warranties contained in the Merger Agreement as disclosures with respect to the actual state of facts concerning the business, operations or condition of any of the parties to the Merger Agreement and should not rely on them as such.  Investors should read the Merger Agreement together with the other information concerning Middleby contained in reports and statements that Middleby files with the Securities and Exchange Commission.

Item 9.01.       Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

Exhibit 2.1
Agreement and Plan of Merger, dated as of November 18, 2007, by and among Middleby Marshall Inc., New Cardinal Acquisition Sub Inc., New Star International Holdings, Inc. and, solely for the purpose of accepting appointment as the Equityholders’ Representative (as defined in the Merger Agreement), Weston Presidio Capital IV, L.P.*

*	Schedules omitted pursuant to Section 601(b)(2) of Regulation S-K. Middleby agrees to furnish a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MIDDLEBY CORPORATION

Dated: November 23, 2007	By:	/s/ Timothy J. FitzGerald
Timothy J. FitzGerald
Vice President and
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

Exhibit 2.1
Agreement and Plan of Merger, dated as of November 18, 2007, by and among Middleby Marshall Inc., New Cardinal Acquisition Sub Inc., New Star International Holdings, Inc. and, solely for the purpose of accepting appointment as the Equityholders’ Representative (as defined in the Merger Agreement), Weston Presidio Capital IV, L.P.*

*	Schedules omitted pursuant to Section 601(b)(2) of Regulation S-K. Middleby agrees to furnish a copy of any omitted schedule to the SEC upon request.